                                                                    EXHIBIT 10.9





                          MELLON FINANCIAL CORPORATION
                          ----------------------------

                    1990 ELECTIVE DEFERRED COMPENSATION PLAN
                    ----------------------------------------

                 FOR DIRECTORS AND MEMBERS OF THE ADVISORY BOARD
                 -----------------------------------------------


                   Amended and Restated as of January 1, 1997
                         Amended as of January 15, 1999
                          Amended as of January 1, 2002

                                TABLE OF CONTENTS
                                -----------------

                                                                          PAGE
                                                                          ----
PREAMBLE ................................................................   1

ARTICLE I ...............................................................   1

   DEFINITIONS ..........................................................   1

     1.1   Account ......................................................   1
     1.2   Beneficiary ..................................................   2
     1.3   Board ........................................................   2
     1.4   Committee ....................................................   2
     1.5   Company ......................................................   2
     1.6   Declared Rate ................................................   2
     1.7   Deferral Commitment ..........................................   2
     1.8   Deferral Election ............................................   2
     1.9   Early Distribution Account ...................................   2
     1.10  Effective Date ...............................................   2
     1.11  Elective Deferred Compensation ...............................   2
     1.12  Enrollment Period ............................................   2
     1.13  Financial Hardship ...........................................   2
     1.14  Normal Distribution Account ..................................   3
     1.15  Participant ..................................................   3
     1.16  Plan .........................................................   3
     1.17  Plan Year ....................................................   3
     1.18  Prior Account ................................................   3
     1.19  Prior Plan ...................................................   3
     1.20  Retirement ...................................................   3
     1.21  Service ......................................................   3
     1.22  Special Distribution Account .................................   3
     1.23  T-Note Rate ..................................................   3
     1.24  Valuation Date ...............................................   3
     1.25  Variable Fund Options ........................................   4
     1.26  Window Period ................................................   4

ARTICLE II ..............................................................   4

   ADMINISTRATION .......................................................   4

     2.1   Administrator ................................................   4
     2.2   Powers and Duties ............................................   4

                                       (i)

     2.3   Procedures ...................................................  5
     2.4   Establishment of Rules .......................................  5
     2.5   Limitation of Liability ......................................  6
     2.6   Compensation and Insurance ...................................  6
     2.7   Removal and Resignation ......................................  6
     2.8   Claims Procedure .............................................  6

ARTICLE III .............................................................  6

   PARTICIPATION AND DEFERRAL COMMITMENTS ...............................  6

     3.1   Eligibility and Participation ................................  6
     3.2   Duration of Deferral Commitment ..............................  7
     3.3   Basic Forms of Deferral ......................................  7
     3.4   Limitations on Deferrals .....................................  8
     3.5   Modification of Deferral Commitments on
           Financial Hardship ...........................................  8
     3.6   Commencement of Deferral Commitment ..........................  8
     3.7   Roll-Over of Prior Accounts ..................................  8
     3.8   Termination of Plan Deferral Commitments .....................  8

ARTICLE IV ..............................................................  9

   DEFERRED COMPENSATION ACCOUNTS .......................................  9

     4.1   Accounts .....................................................  9
     4.2   Elective Deferred Compensation ...............................  9
     4.3   Crediting Rate ...............................................  9
     4.4   Valuation of Accounts ........................................ 10
     4.5   Vesting of Accounts .......................................... 10
     4.6   Statement of Accounts ........................................ 10

ARTICLE V ............................................................... 11

   PLAN BENEFITS ........................................................ 11

     5.1   Plan Benefit ................................................. 11
     5.2   Normal Distribution Account .................................. 12
     5.3   Survivor Benefits ............................................ 13
     5.4   Early Distribution Account ................................... 16
     5.5   Hardship Distributions ....................................... 16
     5.6   Valuation and Settlement ..................................... 17

                                      (ii)

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     5.7   Change in Control and Unscheduled Distributions ..............  17
     5.8   Distributions from General Assets ............................  19
     5.9   Withholding and Payroll Taxes ................................  19
     5.10  Payment to Guardian ..........................................  19
     5.11  Small Benefit ................................................  19
     5.12  Protective Provisions ........................................  19
     5.13  Notices and Elections ........................................  20
     5.14  Prior and Special Distribution Accounts ......................  20

ARTICLE VI ..............................................................  20

   DESIGNATION OF BENEFICIARY ...........................................  20

     6.1   Designation of Beneficiary ...................................  20
     6.2   Failure to Designate Beneficiary .............................  20

ARTICLE VII .............................................................  21

   FORFEITURES TO COMPANY ...............................................  21

     7.1   Distribution of Participant's Interest When Company
           is Unable to Locate Distributees .............................  21

ARTICLE VIII ............................................................  21

   MAINTENANCE OF ACCOUNTS ..............................................  21

ARTICLE IX ..............................................................  21

   AMENDMENT AND TERMINATION OF THE PLAN ................................  21

     9.1   Amendment ....................................................  21
     9.2   Company's Right to Terminate .................................  22

ARTICLE X ...............................................................  22

   SPENDTHRIFT PROVISIONS ...............................................  22

                                      (iii)

ARTICLE XI ..............................................................  23

   MISCELLANEOUS ........................................................  23

     11.1  Right of Company to Replace Members of Board of
           Directors and Advisory Board; Obligations ....................  23
     11.2  Title to and Ownership of Assets
           Held for Accounts ............................................  23
     11.3  Nature of Liability to Participants ..........................  23
     11.4  Text of Plan to Control ......................................  23
     11.5  Law Governing and Severability ...............................  23
     11.6  Name .........................................................  24
     11.7  Gender .......................................................  24
     11.8  Trust Fund ...................................................  24

                                      (iv)

                          MELLON FINANCIAL CORPORATION
                    1990 ELECTIVE DEFERRED COMPENSATION PLAN
                 FOR DIRECTORS AND MEMBERS OF THE ADVISORY BOARD
                  (Amended and Restated as of January 1, 1997)


                                    PREAMBLE

The purpose of this 1990 Elective Deferred Compensation Plan for Directors and Members of the Advisory Board (the "Plan") is to offer each non-employee member of the Board of Directors and each member of the Advisory Board of Mellon Financial Corporation (the "Company") the opportunity to defer receipt of compensation to be earned for service in such capacity and to accumulate supplemental funds for retirement, special needs prior to retirement, or death. The Plan was originally effective as of January 1, 1990. This amended and restated Plan shall only apply to Participants who serve as non-employee members of the Board of Directors or the Advisory Board of the Company after January 1, 1997. The Plan as previously in effect shall apply to all Participants who terminated their service with the Board of Directors and the Advisory Board of the Company prior to January 1, 1997.

The Mellon Financial Corporation Deferred Compensation Plan for Directors and Members of the Advisory Board which was originally adopted on July 14, 1980 (the "Prior Plan") will continue in effect, but a Participant in this Plan will not be eligible to make any new deferrals under the Prior Plan. A Participant may elect to transfer account balances under the Prior Plan to this Plan whenever the Committee that administers this Plan may permit. No Accounts held under this Plan may be transferred to the Prior Plan.

The Corporate Benefits Committee ("Committee" or "CBC") of the Company shall be the "administrator" responsible for administering the Plan in accordance with its terms but such designation of the Committee shall not be construed, directly or indirectly, as evidencing any intent on the part of the Company that the Plan be governed by or enforceable under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); it being the intent of the Company that such Plan be governed by and enforceable under the laws of the Commonwealth of Pennsylvania.


                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

When used herein, the following words shall have the following meanings unless the content clearly indicates otherwise:

1.1 Account. "Account" means the record-keeping device used by the Company to
    -------
measure and determine the amounts to be paid to a Participant under the Plan. Separate Accounts will be established for each Participant and as may otherwise be required.

1.2  Beneficiary. "Beneficiary" means the person who under this Plan becomes
     -----------
entitled to receive a Participant's interest in the event of his or her death.

1.3  Board. "Board" means the Board of Directors of the Company or any committee
     -----
thereof acting within the scope of its authority.

1.4  Committee. "Committee" means the Corporate Benefits Committee appointed to
     ---------
administer the Plan pursuant to Article II.

1.5  Company. "Company" means Mellon Financial Corporation, a Pennsylvania
     -------
corporation, and any successor in interest.

1.6  Declared Rate. "Declared Rate" means the greater of 7.5% or the T-Note Rate
     -------------
that is applicable to the Plan Year.

1.7  Deferral Commitment. "Deferral Commitment" means a commitment made by a
     -------------------
Participant pursuant to Article III for which a Deferral Election has been submitted by the Participant to the Committee.

1.8  Deferral Election. "Deferral Election" means the written agreement to defer
     -----------------
receipt of compensation submitted by a Participant to the Committee or its delegates prior to the commencement of the period in which the deferred compensation is to be earned.

1.9  Early Distribution Account. "Early Distribution Account" means an account
     --------------------------
established pursuant to Section 5.4 that provides for distribution of a benefit prior to a Participant's Retirement.

1.10 Effective Date. "Effective Date" of this amended and restated Plan means
     --------------
January 1, 1997. The Plan originally became effective on January 1, 1990.

1.11 Elective Deferred Compensation. "Elective Deferred Compensation" means the
     ------------------------------
amount of compensation that a Participant elects to defer pursuant to a Deferral Commitment.

1.12 Enrollment Period. "Enrollment Period" means (a) the 30 days following the
     -----------------
effective date of an individual's first-time election or appointment to the Board or when he or she otherwise becomes eligible to participate in the Plan for the first time and (b) an annual fall enrollment period during which eligible individuals may file new or amended Deferral Elections.

1.13 Financial Hardship. "Financial Hardship" means an immediate and substantial
     ------------------
financial need of the Participant or Beneficiary, determined by the Committee on the basis of written information supplied by the Participant in accordance with such standards as are, from time to time, established by the Committee.

1.14 Normal Distribution Account. "Normal Distribution Account" means an Account
     ---------------------------
established pursuant to Section 5.2 that provides for distribution of a benefit following Retirement.

1.15 Participant.  "Participant" means any individual who is participating in
     -----------
this Plan as provided in Article III.

1.16 Plan. "Plan" means this "1990 Elective Deferred Compensation Plan for
     ----
Directors and Members of the Advisory Board" as set forth in this document and as the same may be amended, administered or interpreted from time to time.

1.17 Plan Year. "Plan Year" means each calendar year beginning on January 1 and
     ---------
ending on December 31.

1.18 Prior Account. "Prior Account" means an account originally established for
     -------------
a Participant under the Prior Plan that is transferred to this Plan.

1.19 Prior Plan. "Prior Plan" means the Mellon Financial Corporation Deferred
     ----------
Compensation Plan for Directors and Members of the Advisory Board that was originally adopted on July 14, 1980, as amended from time to time.

1.20 Retirement. "Retirement" means that a Participant no longer serves on
     ----------
either the Board of Directors or the Advisory Board of the Company, for any reason other than death.

1.21 Service. "Service" means service on the Board of Directors or Advisory
     -------
Board of the Company.

1.22 Special Distribution Account. "Special Distribution Account" means an
     ----------------------------
Account established for any Elective Deferred Compensation (plus earnings thereon) earned prior to January 1, 1997, which the Participant elected to have distributed while serving as a non-employee member of the Board of Directors or the Advisory Board; provided, however, such term shall not include amounts held for a Participant in a Prior Account.

1.23 T-Note Rate. "T-Note Rate" means for each Plan Year the interest rate that
     -----------
is equivalent to an effective annual yield equal to the 120 month rolling average rate of ten-year United States Treasury Notes as of the July 31 preceding the applicable Plan Year. This rate will be determined once each year by an outside source selected by the Company.

1.24 Valuation Date. "Valuation Date" means the last day of each month, or such
     --------------
other dates as the Committee may determine in its discretion, which may be either more or less frequent, for the valuation of Participants' Accounts.

1.25 Variable Fund Options. "Variable Fund Options" means the variable rate
     ---------------------
investment fund alternatives approved by the Committee and offered to Participants for that Plan Year.

1.26 Window Period. "Window Period" means a period of thirty calendar days which
     -------------
begins on the third business day following the date of release of annual or quarterly earnings of the Company, or such other period as the Committee may determine in its discretion.


                                   ARTICLE II
                                 ADMINISTRATION
                                 --------------

2.1 Administrator. Except as hereinafter provided, the Committee shall be the
    -------------
administrator of the Plan and shall be responsible for administering the Plan in accordance with its terms and for the administrative responsibilities hereinafter described with respect to the Plan. Whenever any action is required or permitted to be taken in the administration of the Plan, the Committee shall take such action unless the Committee's power is expressly limited herein or by operation of law. The Committee may delegate its duties and responsibilities as it, in its sole discretion, deems necessary or appropriate to the execution of such duties and responsibilities. The Committee as a whole or any of its members may serve in more than one capacity with respect to the Plan.

2.2 Powers and Duties. The Committee, or its delegates, shall maintain and keep
    -----------------
(or cause to be maintained and kept) such records as are necessary for the efficient operation of the Plan or as may be required by any applicable law, regulation, or ruling and shall provide for the preparation and filing of such forms, reports, information, and documents as may be required to be filed with any governmental agency or department and with the Plan's Participants and/or other Beneficiaries.

Except to the extent expressly reserved to the Company or the Board, the Committee shall have all powers necessary to carry out the administrative provisions of the Plan and to satisfy the requirements of any applicable law or laws. These powers shall include, by way of illustration and not limitation, the exclusive powers and discretionary authority necessary to:

     (a) construe and interpret the Plan; decide all questions of eligibility; decide all questions of fact relating to claims for benefits; and determine the amount, time, manner, method, and mode of payment of any benefits hereunder;

     (b) direct the Company, and/or the trustee of any trust established at the discretion of the Company to provide for the payment of benefits under the Plan, concerning the amount, time, manner, method, and mode of payment of any benefits hereunder;

     (c) prescribe procedures to be followed and forms to be used by Participants and/or other persons in filing applications or elections;

     (d) prepare and distribute, in such manner as may be required by law or as the Committee deems appropriate, information explaining the Plan; provided, however, that no such explanation shall contravene the terms of this Plan or increase the rights of any Participant or Beneficiary or the liabilities of the Company;

     (e) require from the Company and Participants such information as shall be necessary for the proper administration of the Plan;

     (f) appoint and retain individuals to assist in the administration and construction of the Plan, including such legal, clerical, accounting, and actuarial services as it may require or as may be required by any applicable law or laws;

     (g) approve the funds that will be offered as the Variable Fund Options for any Plan Year; and

     (h) perform all other administrative functions which are not expressly reserved to the Company or the Board, including, but not limited to, those supplemental duties and responsibilities described in the "Mellon Financial Corporation Corporate Benefits Committee Charter and Summary of Operations" approved by the Board on September 17, 1991 (the "CBC Charter") which are not inconsistent with the Board's intent that the Plan not be construed as governed by or subject to ERISA.

Without intending to limit the generality of the foregoing, the Committee shall have the power to amend the Plan, in whole or in part, in order to comply with applicable law; provided, however, that no such amendment may increase the duties and obligations of the Company without the consent of the Company. Except as provided in the preceding sentence or unless directed by the Board or the Human Resources Committee of the Board or otherwise required by law, the Committee shall have no power to adopt, amend, or terminate the Plan, said powers being exclusively reserve to the Board or the Human Resources Committee of the Board.

2.3 Procedures. The Committee shall be organized and conduct its business with
    ----------
respect to the Plan in accordance with the organizational and procedural rules set forth in the CBC Charter.

2.4 Establishment of Rules. The Committee shall have specific authority in its
    ----------------------
sole discretion to construe and interpret the terms of the Plan related to its powers and duties, and to the extent that the terms of the Plan are incomplete, the Committee shall have authority to establish such rules or regulations related to its powers and duties as it may deem necessary and proper to carry out the intent of the Company as to the purposes of the Plan.

2.5  Limitation of Liability. The Board, the members of the Committee, and any
     -----------------------
officer, employee, or agent of the Company shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company for any act, or failure to act, made in good faith in relation to the Plan.

2.6  Compensation and Insurance. Members of the Committee shall serve without
     --------------------------
compensation for their services as such. Expenses incurred by members of the Committee in the performance of their duties as herein provided, and the compensation and expenses of persons retained or employed by the Committee for services rendered in connection with the Plan shall, upon approval by the Committee, be paid or reimbursed by the Company.

The Company shall indemnify and/or maintain and keep in force insurance in such form and amount as may be necessary in order to protect the members of the Committee, their delegates and appointees (other than persons who are independent of the Company and are rendering services to the Committee or to or with respect to the Plan) from any claim, loss, damage, liability, and expense (including costs and attorneys' fees) arising from their acts or failures to act with respect to the Plan, except where such actions or failures to act involve willful misconduct or gross negligence.

2.7  Removal and Resignation. Any member of the Committee may resign and the
     -----------------------
Company may remove any member of the Committee in accordance with the procedures established by the CBC Charter. The Committee shall remain fully operative pending the filling of any vacancies, the remaining Committee members shaving full authority to administer the Plan.

2.8  Claims Procedure. The right of any Participant or Beneficiary to receive a
     ----------------
benefit hereunder and the amount of such benefit shall be determined in accordance with the procedures for determination of benefit claims established and maintained by the Committee; which separate procedures, entitled Procedures for Determination of Benefit Claims, are incorporated herein by this reference.

                                   ARTICLE III
                     PARTICIPATION AND DEFERRAL COMMITMENTS
                     --------------------------------------

3.1  Eligibility and Participation.
     -----------------------------

     (a)  Eligibility.  Eligibility to make a Deferral Commitment shall be
          -----------
     limited to non-employee members of the Board of Directors and members of the Advisory Board of the Company.

     (b)  Participation. An eligible individual may elect to participate in the
          -------------
     Plan by submitting a Deferral Election to the Committee or its delegates during the Enrollment Period preceding the period in which the deferred compensation is to be earned. The Deferral Election shall specify whether the deferred compensation shall be credited to a Normal Distribution Account or an Early Distribution Account for the Participant.

3.2  Duration of Deferral Commitment.
     -------------------------------

     (a) A Deferral Commitment for a Normal Distribution Account or Early Distribution Account shall continue in effect until the Participant files a subsequent Deferral Election changing the amount of or stopping such Deferral Commitment.

     (b) A Deferral Commitment for an Early Distribution Account shall terminate at the end of the Plan Year preceding the Plan Year that the Participant has selected for distribution of such Account.

     (c) Except as provided in Sections 5.5 and 5.7 below, a subsequent Deferral Election shall become effective beginning with the next Plan Year following the date it is filed. A Subsequent Deferral Election shall not apply to any deferrals that represent payments for services performed prior to the beginning of the first Plan Year to which it applies, but otherwise shall apply to all future deferrals covered by the Deferral Commitment.

     (d) A Participant's Deferral Commitments shall terminate upon the Participant's Retirement or death.

3.3  Basic Forms of Deferral. A Participant may file a Deferral Election to
     -----------------------
defer any payment by the Company or any affiliate of the Company for, or in lieu of, services rendered to the Company or any affiliate of the Company. The amount to be deferred shall be stated as a whole number percentage of the amount to be paid to the Participant. Such payments may consist of, but shall not be limited to, any or all of the following forms of compensation:

     (a)  Annual Retainer. The annual retainer paid for meetings of the Board of
          ---------------
     Directors or Advisory Board of the Company.

     (b)  Board Meeting Fees. The meeting fees paid for meetings of the Board of
          ------------------
     Directors or Advisory Board of the Company.

     (c)  Committee Meeting Fees. The meeting fees paid for meetings of
          ----------------------
     committees of the Board of Directors or Advisory Board of the Company.

     (d)  Special Deferrals. Fees paid for any other services rendered by the
          -----------------
     Participant to the Company or any affiliate of the Company.

3.4  Limitations on Deferrals.  The following limitations on deferrals shall
     ------------------------
apply:

     (a)  Minimum Deferrals. The minimum deferral amount for each of the basic
          -----------------
     forms of deferral in Section 3.3(a), (b) or (c) above is $2,000 for any Plan Year.

     (b)  Maximum Deferrals. A Participant shall not defer for any Plan Year
          -----------------
     more than one hundred percent (100%) of all payments made to the Participant for, or in lieu of, services rendered to the Company or affiliates of the Company.

     (c)  Prior Plan. A Participant may not defer under this Plan any
          ----------
     compensation that he elects to defer under the Prior Plan. In the event of any conflict between deferral elections under this Plan and the Prior Plan, the deferral election under this Plan shall take precedence and shall revoke any conflicting election under the Prior Plan.

     (d)  Waiver; Committee Discretion. The Committee may further limit the
          ----------------------------
     minimum or maximum amount deferred by any Participant or group of Participants, or waive the foregoing minimum and maximum limits for any Participant or group of Participants, for any reason.

3.5  Modification of Deferral Commitments on Financial Hardship. The Committee
     ----------------------------------------------------------
may permit a Participant to reduce the amount to be deferred, or waive the remainder of the Deferral Commitment, upon a finding that the Participant has suffered a Financial Hardship.

3.6  Commencement of Deferral Commitment. A Deferral Commitment shall be deemed
     -----------------------------------
to commence as of the first day of the Plan Year covered by the Deferral Election for such Deferral Commitment. A Participant's Beneficiary will be entitled to receive pre-retirement survivor benefits pursuant to Section 5.3(a) with respect to the Deferral Commitment only in the event of the Participant's death on or after such date while in Service on the Board of Directors or Advisory Board of the Company.

3.7  Roll-Over of Prior Accounts. A Participant may elect to transfer Prior
     ---------------------------
Accounts held under the Prior Plan to this Plan whenever the Committee may permit in its discretion. Prior Accounts that are transferred to this Plan shall be valued and credited with interest under this Plan commencing on the date that the Committee shall determine. Prior Accounts shall be distributed as provided in Section 5.14.

3.8  Termination of Plan Deferral Commitments. All Deferral Commitments
     ----------------------------------------
established under the terms of the Plan prior to its amendment and restatement as of January 1, 1997, shall terminate on December 31, 1996.

                                   ARTICLE IV
                         DEFERRED COMPENSATION ACCOUNTS
                         ------------------------------

4.1  Accounts. For record-keeping purposes only, Normal Distribution, Early
     --------
Distribution, Special Distribution and Prior Accounts shall be maintained as applicable for each Participant's Elective Deferred Compensation. Accounts shall be deemed to be credited with notional gains or losses as provided in Section
4.3 from the date of deferral through the Valuation Date.

4.2  Elective Deferred Compensation. A Participant's Elective Deferred
     ------------------------------
Compensation shall be credited to the Participant's Account as of the date when the corresponding non-deferred portion of the compensation is paid or would have been paid but for the Deferral Commitment. Prior Accounts that are transferred to this Plan shall be valued and credited with interest under this Plan commencing on the date determined by the Committee. Any withholding of taxes or other amounts with respect to deferred compensation that is required by federal, state or local law shall be withheld from the Participant's non-deferred compensation to the maximum extent possible with any excess being withheld from the Participant's Deferral Commitment or Account(s).

4.3  Crediting Rate. Accounts shall be credited with earnings and losses as of
     --------------
each Valuation Date from the dates when deferred amounts are credited to Accounts based on the balance of each Account. Earnings and losses credited to each Account shall be based on the Participant's choices among the Declared Rate and the Variable Fund Options, subject to the terms of this Section. On and after January 1, 2002, Participants and Beneficiaries may elect to change investment elections at least quarterly but Participants and Beneficiaries shall not be permitted to reallocate amounts between the Declared Rate and Variable Fund Options.

     (a)  Compensation Deferred Before January 1, 2002 (T-Note Rate or Declared
          ---------------------------------------------------------------------
      Rate).
      -----

          (i) Earnings During Participant's Lifetime. During a Participant's lifetime, all payments deferred by the Participant before January 1, 2002 will be credited with earnings on a monthly basis at the applicable T-Note Rate for periods prior to January 1, 2002 or the applicable Declared Rate for all periods after January 1, 2002, subject to increase pursuant to Section 5.1.

          (ii) Earnings After Participant's Death. Following a Participant's death, all payments deferred by the Participant before January 1, 2002 will be credited with interest on a monthly basis during each Plan Year at one hundred percent (100%) of the applicable T-Note Rate for periods prior to January 1, 2002, or the applicable Declared Rate for periods after January 1, 2002. Notwithstanding the preceding sentence, no interest shall be credited on a Participant's Account following the Participant's death whenever the Participant's Beneficiary receives pursuant to Section 5.4(a) a pre-retirement survivor benefit greater than the Participant's Account balance annuitized over the Payout Period.

     (b)  Compensation Deferred On Or After January 1, 2002 (Declared Rate or
          -------------------------------------------------------------------
     Variable Fund Options.
     ---------------------

          (i) Earnings or Losses During Participant's Lifetime. During a Participant's lifetime, all payments deferred by the Participant on or after January 1, 2002 will be credited as elected by the Participant with earnings or losses that may accrue at either (x) the Declared Rate applicable to that Plan Year subject to increase pursuant to
          Section 5.1 or (y) based on the performance of the Variable Fund Options.

          (ii) Earnings or Losses After Participant's Death. Following a Participant's death, all payments deferred by the Participant on or after January 1, 2002 will be credited with earnings or losses that may accrue at either (x) one hundred percent (100%) of the Declared Rate applicable to that Plan Year or (y) based on the performance of the Variable Return Options elected by the Participant's Beneficiary. Notwithstanding the preceding sentence, no interest shall be credited on a Participant's Account following the Participant's death whenever the Participant's Beneficiary receives pursuant to Section 5.4(a) a pre-retirement survivor benefit greater than the Participant's Account balance annuitized over the Payout Period.

4.4  Valuation of Accounts. A Participant's Account(s) as of each Valuation Date
     ---------------------
shall consist of the balance of the Participant's Account(s) as of the immediately preceding Valuation Date, increased by the Participant's Elective Deferred Compensation and earnings credited to such Account(s) and reduced by losses sustained by any investment alternative selected by the Participant or by distributions made from such Account(s) since the immediately preceding Valuation Date.

4.5  Vesting of Accounts. Each Participant shall be one hundred percent (100%)
     -------------------
vested at all times in the amounts credited to such Participant's Accounts.

4.6  Statement of Accounts. The Company shall submit to each Participant
     ---------------------
periodic statements setting forth the balance to the credit of the Accounts maintained for the Participant.

                                    ARTICLE V
                                  PLAN BENEFITS
                                  -------------

5.1  Plan Benefit.  The Company shall pay a Plan benefit for the Participant's
     ------------
Normal Distribution, Early Distribution, Special Distribution and Prior Plan Accounts, as determined below:

     (a)  Fully Enhanced T-Note Rate or Declared Rate. Unpaid Account balances
          -------------------------------------------
     of Participants who terminate Service upon Retirement on or after age 68, death, or at any time after a Change in Control, shall be credited retroactively for each Plan Year on the Valuation Date immediately preceding commencement of payment of benefits with respect to such Account balances with one hundred thirty-five percent (135%) of (i) the T-Note Rate, for periods prior to January 1, 2002 or (ii) the Declared Rate, if and to the extent elected, for periods after January 1, 2002.

     (b)  Enhanced T-Note Rate or Declared Rate. Unpaid Account balances of
          -------------------------------------
     Participants who terminate service upon Retirement before age 68 and prior to a Change in Control, for reasons other than death, shall be credited retroactively for each Plan Year on the Valuation Date immediately preceding commencement of payment of benefits with respect to such Account balances with a percentage of (i) the T-Note Rate, for periods before January 1, 2002, or (ii) the Declared Rate, if and to the extent elected, for periods after January 1, 2002, based on the Participant's completed years of Service, including years of Service before the Effective Date of this Plan, as follows:

     Completed Years
     of Service                       % of T-Note Rate
     ----------                       ----------------

     Less Than 3                            100%
     3 or More                              125%
     5 or More                              130%
     7 or More                              135%

     (c)  Early Distribution, Special Distribution and Prior Plan Accounts. The
          ----------------------------------------------------------------
     enhanced rates set forth under Sections 5.1(a) and (b) above shall also be credited retroactively to the portion of Early Distribution, Special Distribution and Prior Plan Accounts allocated to the T-Note Rate or the Declared Rate on the basis of the Participant's Service on the Valuation Date preceding each payment of benefits with respect to such Accounts before Retirement.

     (d)  Duration. The interest rates provided under Sections 5.1 (a) and (b)
          --------
     above shall be payable until the Participant's Accounts are distributed in full except in the event of the Participant's death. After the Participant's death, interest shall be credited pursuant to Section 4.3(a)(ii) or Section 4.3(b)(ii).

5.2  Normal Distribution Account.
     ---------------------------

     (a)  Election of Retirement Benefit. A Participant may file a Deferral
          ------------------------------
     Election to defer compensation into a Normal Distribution Account and receive benefits from such Account following Retirement. A Participant may elect up to three (3) benefit payment options, each covering any whole percentage of his or her Normal Distribution Account balance at Retirement and specifying a date of commencement and duration of payments. A Participant's election of payment options shall be irrevocable, except as follows:

          (i) Subject to the approval of the Committee, a Participant shall be permitted to file one new payment election per year which will supersede his or her original election (A) at any time more than 12 months prior to his or her Retirement without penalty and (B) at any time during the 12 months preceding his or her Retirement subject to a penalty, which shall be forfeited to the Company, equal to six percent (6%) of the portion of his or her Account balance affected by the change. A new payment election filed within the aforesaid time limits will become effective upon the Participant's Retirement. In the event that a Participant accelerates his or her Retirement thereby causing a previously filed payment election to have been made within 12 months preceding Retirement, the next preceding timely payment election filed by the Participant shall be followed unless the Participant elects to have the six percent (6%) penalty of Section 5.2(a)(i)(B) above apply. No penalty shall apply to the first such payment election made by a Participant who was participating in the Plan prior to its amendment and restatement as of January 1, 1997, and such initial election shall be given effect unless the Participant subsequently files a new election.

          (ii) A Participant who has elected payments in installments may request in writing a payment in a lump sum, at any time after Retirement, of the amount of his or her Account balance that is reasonably necessary to meet the Participant's requirements due to a Financial Hardship.

          (iii) A Participant may elect to receive a payment in a lump sum at any time, subject to penalty, as provided in Section 5.7(b).

     (b)  Forms of Benefit Payment. The available forms of payment from a
          ------------------------
     Participant's Normal Distribution Account after Retirement are as follows:

          (i) One lump sum payment.

          (ii) For anyone retiring before January 1, 2002, monthly installment payments in approximately equal payments of principal and interest over a payment period of 60, 120 or 180 months, as elected by the Participant. The amount of the monthly installments shall be redetermined effective as of January 1 of each year based on the remaining Account balance and the remaining number of installment payments.

          (iii) For anyone retiring on or after January 1, 2002, annual installments in approximately equal payments of principal and earnings, if any, over a payment period of up to 15 years, as elected by the Participant. The payment of the annual installments shall begin January 1 following the Participant's Retirement and the amount shall be redetermined effective as of January 1 of each year based on the remaining Account balance and the remaining number of installment payments.

     (c)  Commencement of Retirement Benefit Payment. The available commencement
          ------------------------------------------
     dates for payment of benefits from a Participant's Normal Distribution Account are as follows:

          (i) For anyone retiring before January 1, 2002, upon Retirement.

          (ii) For anyone retiring on or after January 1, 2002, January 1 following Retirement; provided, however, that lump sum payments may be made immediately following Retirement.

          (iii) Any January following Retirement; provided, however, that no payment may commence later than January of the year in which the Participant attains age 70 if Retirement is prior to age 70, and no later than the January following Retirement if Retirement is on or after age 70.

          (iv) For anyone retiring before January 1, 2002, the later of Retirement and the date the Participant attains age 60, 65 or 70.

          (v) For anyone retiring on or after January 1, 2002, January 1 following the later of Retirement and the attainment of any age elected by Participant up to age 70.

     If a Participant does not elect a benefit payment option for his or her Normal Distribution Account or his Early Distribution Account, Plan benefits from such Account will be paid in annual installments over 15 years, commencing in January of the year following Retirement.

5.3  Survivor Benefits.
     -----------------

     (a)  Pre-Retirement Survivor Benefits.
          --------------------------------

          (i)  Normal Distribution Accounts. If a Participant dies while in
               ----------------------------
          Service as a member of the Board of Directors or Advisory Board of the Company prior to receiving a complete distribution of his or her entire Normal Distribution Account balance, the amount payable as a survivor benefit for such Account shall be equal to its remaining unpaid balance, if any, plus an additional credit equal to the annual amount of the Deferral Commitment in effect at death for the Participant's Normal Distribution Account multiplied by the number of Plan Years until the year in which the Participant would have attained age 72; provided, however, that such multiplier shall be limited by a maximum of four (4) years.

          (ii) Early Distribution Accounts. If a Participant dies while in
               ---------------------------
          Service as a member of the Board of Directors or Advisory Board of the Company prior to receiving a complete distribution of his or her entire Early Distribution Account balance, the amount payable as a survivor benefit for such Account shall be equal to its remaining unpaid balance, if any, plus an additional credit equal to the annual amount of the Deferral Commitment in effect at death for the Participant's Early Distribution Account multiplied by the number of Plan Years remaining before commencement of payment of such Account; provided however, that such multiplier shall be limited by a maximum of four (4) years or the number of years until the year in which the Participant would have attained age 72.

          (iii) Covered Deferral Commitment. For purposes of Sections 5.3(a)(i)
                ---------------------------
          and (ii), a Participant's Deferral Commitment shall be determined based on projecting the annual retainer and meeting fees for the Board of Directors and Advisory Board of the Company and their committees in effect at the time of the Participant's death and taking into account any reduction in such annual retainer and meeting fees which would normally occur for members of the Advisory Board. A Deferral Commitment shall be deemed to be in effect beginning on the first day of the Plan Year after the Participant files a Deferral Election for such Deferral Commitment.

          (iv) Special Distribution Accounts and Prior Accounts. If a
               ------------------------------------------------
          Participant dies while in Service as a member of the Board of Directors or Advisory Board of the Company prior to receiving a complete distribution of his or her entire Special Distribution Account or Prior Account balance, if any, the amount payable as a survivor benefit for such Accounts shall be equal to its remaining unpaid balance, if any.

          (v) Commencement of Survivor Benefit. The pre-retirement survivor
              --------------------------------
          benefits for Normal and Early Distribution Accounts shall become effective beginning on the first day of the Plan Year after the Participant files a Deferral Election for a Normal or Early Distribution Account. A Participant's Beneficiary will be entitled to receive such pre-retirement survivor benefits only in the event of the Participant's death while in Service on or after such dates. The pre-retirement survivor benefits for all Special Distribution Accounts and Prior Accounts shall become effective as of January 1, 1997.

          (vi) Withdrawals. Whenever a Participant makes a withdrawal from any
               -----------
          Account, the Account balance shall be reduced by the amounts withdrawn, including any penalty thereon. If a Participant dies while in Service after complete distribution of his or her entire Account balances, no survivor benefit will be payable to the Participant's Beneficiary.

          (vii) Commencement of Payments. The pre-retirement survivor benefits
                ------------------------
          described above will be paid to the Participant's Beneficiary in ten
          (10) annual installments, commencing as soon as practicable after the Participant's death.

     (b)  Post-Retirement Survivor Benefits. If a Participant dies after
          ---------------------------------
     Retirement but before commencement of payment of retirement benefits with respect to his or her Normal Distribution Account balance, the Company will pay to the Participant's Beneficiary the installments of any such benefit that such Participant's Beneficiary would have received with respect to such Normal Distribution Account balance had the Participant commenced to receive retirement benefits on the day prior to such Participant's death. Payments will commence upon the Participant's death, irrespective of when retirement benefits would have commenced if the Participant had survived. Such payments shall be made in accordance with the method of payment that the Participant had elected for payment of his or her retirement benefits for his or her Normal Distribution Account.

     If a Participant dies after the commencement of payment of retirement benefits with respect to his or her Account balance(s), the Company will pay to the Participant's Beneficiary the remaining installments of any such benefit that would have been paid to the Participant had the Participant survived.

     If a Participant dies after Retirement but before receiving full payment of benefits from his or her Early Distribution, Special Distribution or Prior Account, his or her Beneficiary shall receive the balance of such Accounts in one lump sum payment, as soon as practicable following his or her death.

     (c)  Interest. If the Participant dies prior to Retirement, the amount
          --------
     payable with respect to each of the Participant's Accounts shall be determined by retroactively crediting interest, earnings and losses through the date of the Participant's death in accordance with Participant's elections, with (i) one hundred thirty-five percent (135%) of the T-Note Rate or the Declared Rate applicable to the Plan Year or (ii) earnings or losses based on the performance of the Variable Fund Options elected by the Participant. After the Participant's death, interest shall be credited for each Plan Year at one hundred percent (100%) of the T-Note Rate (if death occurs before January 1, 2002) or the Declared Rate in accordance with the Participant's elections (if death occurs on or after January 1, 2002) that is applicable for that Plan Year. If Participant or his or her Beneficiary elects any Variable Fund Options, the Account will be increased or reduced by one hundred percent (100%) of the gains or losses earned for the applicable Plan Year by the elected Variable Fund Options.

     (d)  Death of Survivor. Upon the death of a Participant's Beneficiary, the
          -----------------
     amount of any survivor benefit remaining payable to such Beneficiary will be paid in a lump sum to the Beneficiary's estate or personal representative. The lump sum amount for any Pre-Retirement Survivor Benefit remaining payable will be determined by taking the present value of the remaining payments using such discount rate as the Committee may determine, provided that such rate will not be greater than the T-Note Rate or the Declared Rate applicable for the Plan Year.

5.4 Early Distribution Account. A participant may file a Deferral Election to
    --------------------------
defer compensation into an Early Distribution Account and receive benefits from such Account prior to Retirement subject to the following restrictions:

     (a) Election of Early Distribution Benefit. A Deferral Election
         --------------------------------------
     establishing an Early Distribution Account and specifying an early payment date and the form of payment must be filed prior to the commencement of the period in which the Elective Deferred Compensation is to be earned. No deferrals may be made into a Participant's Early Distribution Account during any Plan Year in which the Participant is receiving a distribution from such Account.

     (b) Amount of Early Distribution Benefit. The entire Early Distribution
         ------------------------------------
     Account must be paid out at the time and in the form provided for in the related Deferral Election.

     (c) Commencement and Form of Early Distribution Benefit. An Early
         ---------------------------------------------------
     Distribution Account shall not be paid out prior to the completion of two Plan Years following the start of deferrals into such Account. An Early Distribution Account shall be paid out in a lump sum or in four equal annual installments, as provided in the Participant's Deferral Election establishing such Account. In the year following the complete distribution of an Early Distribution Account, a Participant may make new deferrals into such Account. Amounts paid to a Participant pursuant to this Section 5.4 shall be treated as distributions from the Participant's Early Distribution Account. If the Participant terminates service upon Retirement before the date scheduled for payment of an Early Distribution Account, the Participant shall receive the balance of his or her Early Distribution Account in one lump sum payment or up to three (3) equal annual installments, at the Committee's discretion, as soon as practicable following such event. If the benefit is paid over three years, Participant's entire unpaid Account balance will be credited with interest following Termination of Employment at the applicable rate under Section 5.1(b).

5.5 Hardship Distributions. Upon a finding that a Participant or Beneficiary has
    ----------------------
suffered a Financial Hardship, the Committee may, in its sole discretion, make distributions from an Account prior to the time specified for payment of benefits under the Plan. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's or Beneficiary's requirements during the Financial Hardship. Applications for hardship distributions and determinations thereon by the Committee shall be in writing, and a Participant or Beneficiary may be required to furnish written proof of the Financial Hardship.

A Participant's entire Account balance will be distributed whenever a hardship distribution would amount to more than seventy-five percent (75%) of any such Account balance. Following a complete distribution of an entire Account balance, a Participant and his or her Beneficiary will be entitled to no further benefits under the Plan with respect to that Account. Amounts paid to a Participant pursuant to this Section 5.5 shall be treated as distributions from the Participant's Account. Any Participant who receives a hardship distribution of any part of an Account balance shall not be allowed to make any deferrals under the Plan during the remainder of the Plan Year in which he receives such distribution or during the next Plan Year.

5.6 Valuation and Settlement. The date on which a lump sum is paid or the date
    ------------------------
on which installment payments commence shall be the "Settlement Date". The Settlement Date for an Account shall be no more than sixty (60) days after the end of the month in which the Participant or his or her Beneficiary becomes entitled to payments on account of Retirement or death, unless the Participant elects to defer commencement of payments following Retirement to a later date in the election form for designation of form of payment for the Account. The Settlement Date for an Early Distribution Account or delayed payments following Retirement shall be the date which the Participant elects for commencement of such payments in the election form for designation of form of payment for the Account. The Settlement Date for a Special Distribution or Prior Account shall be the date that the Participant elected for commencement of payments from such Account under the terms of the Prior Plan. The amount of a lump sum payment and the initial amount of installment payments shall be based on the value of the Participant's Account as of the Valuation Date at the end of the immediately preceding month before the Settlement Date. For example, the Valuation Date at the end of December shall be used to determine lump sum payments and the initial amount of installment payments which will be made in the following January.

5.7  Change in Control and Unscheduled Distributions.
     -----------------------------------------------

     (a) Subject to the provisions of Section 5.7(b) hereof, upon (i) dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more other entities as a result of which the Company is not the survivor, (iii) the sale of all or substantially all the assets of the Company, or (iv) any other event which constitutes a Change in Control as defined in Section 5.7(c), the interests of all then remaining Participants shall continue, and provisions shall be made in connection with such transaction for the continuance of the Plan and the assumption of the obligations of the Company under the Plan by the Company's successor(s) in interest.

     (b) Notwithstanding any other provisions of the Plan, at any time during a Window Period before a Change in Control or at any time after a Change in Control, a Participant or a Beneficiary of a deceased Participant may elect to receive an immediate lump sum payment of up to the balance of his or her Account(s), reduced by a penalty, which shall be forfeited to the Company, equal to ten percent (10%) before a Change in Control or six percent (6%) after a Change in Control, applied against the portion of the Account balance withdrawn, in lieu of payments in accordance with the form previously elected by the Participant. However, the penalty shall not apply if the Committee determines, based on advice of counsel or a final determination by the Internal Revenue Service or any court of competent jurisdiction, that by reason of the foregoing provision, the Participant has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to him or her, or his or her Beneficiary, of Plan benefits. The minimum lump sum payment shall be $50,000 or the entire balance of any Account, whichever is less.

         A Participant who receives a lump sum payment under this Section 5.7(b) will be credited with interest on the Account balance at the rates established under Section 5.1(b) of the Plan based on the Participant's completed years of Service prior to the lump sum payment. Following a complete distribution of the entire balance for an Account, a Participant and his or her Beneficiary will be entitled to no further benefits under the Plan with respect to that Account. Whenever a Participant receives a lump sum payment under this Section 5.7(b) or
         Section 9.1, the Participant will be deemed to elect to revoke all Deferral Commitments and to discontinue all deferrals under the Plan effective as of the date of the lump sum payment. The Participant will be precluded from making any deferrals under the Plan for the remainder of the Plan Year in which he receives such distribution and for the next Plan Year.

         (c) A "Change in Control" shall mean:

             (i) The occurrence with respect to the Corporation of a "control transaction", as such term is defined in Section 2542 of the Pennsylvania Business Corporation Law of 1988, as of August 15, 1989; or

             (ii) Approval by the stockholders of the Corporation of (a) any consolidation or merger of the Corporation where either (1) the holders of voting stock of the Corporation immediately before the merger or consolidation will not own more than 50% of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation or (2) the Incumbent Directors immediately before the merger or consolidation will not hold more than 50% (rounded to the next whole person) of the seats on the board of directors of the continuing or surviving corporation, or
             (b) any sale, lease or exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation; or

             (iii) A change of 25% (rounded to the next whole person) in the membership of the Board of Directors within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period (a) was approved by the vote of 85% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the 12-month period and (b) was not as a result of an actual or threatened election with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors. As used herein, the term "Incumbent Director" means as of any time a director of the Corporation (x) who has been a member of the Board of Directors continuously for at least 12 months or (y) whose election or nomination as a director within such period met the requirements of clauses (a) and (b) of the preceding sentence.

     (d) Notwithstanding any other provision of this Plan, without the written consent of the Participant (or Beneficiary of a deceased Participant) affected thereby, the Company may not amend or terminate this Plan:

         (i) For a period of twenty-four (24) months following a Change in Control; or

         (ii) At any time thereafter, in any manner which affects any Participant (or Beneficiary of a deceased Participant) who receives payments of benefits under this Plan or who terminates Service with the Company for any reason at any time during the period of twenty-four
         (24) months following the Change in Control.

5.8 Distributions from General Assets. The Company shall make any or all
    ---------------------------------
distributions pursuant to this Plan in cash out of its general assets.

5.9 Withholding and Payroll Taxes. The Company shall withhold from payments made
    -----------------------------
hereunder any taxes required to be withheld from such payments under Federal, State or local law.

5.10 Payment to Guardian. If a benefit is payable to a minor or a person
     -------------------
declared incompetent or to a person incapable of handling the disposition of his or her property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapacitated person. The Committee may require proof of minority, incompetence, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.

5.11 Small Benefit. Notwithstanding any election made by the Participant, the
     -------------
Committee, in its sole discretion, may direct payment of any benefit in the form of one lump sum payment to the Participant or any Beneficiary, if the lump sum amount of the Account balance which is payable to the Participant or Beneficiary when payments to such Participant or Beneficiary would otherwise commence is less than $50,000.00.

5.12 Protective Provisions. Each Participant shall cooperate with the Company by
     ---------------------
furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses so to cooperate or makes any material misstatement of information or non-disclosure of medical history, then no benefits will be payable hereunder to such Participant or his or her Beneficiary; provided that, in the Company's sole discretion, benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of any such action, misstatement or non-disclosure.

5.13 Notices and Elections. Any notice or election required or permitted to be
     ---------------------
given to the Company or the Committee under the Plan shall be sufficient if in writing on a form prescribed or accepted by the Committee and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Human Resources Department of the Company. Such notice or election shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

5.14 Prior and Special Distribution Accounts. Prior Accounts and Special
     ---------------------------------------
Distribution Accounts shall be distributed in accordance with a Participant's previously filed elections. Elections providing for payment prior to Retirement may not be amended by the Participant.

                                   ARTICLE VI
                           DESIGNATION OF BENEFICIARY
                           --------------------------

6.1 Designation of Beneficiary. Each Participant shall have the right to
    --------------------------
designate a Beneficiary or Beneficiaries to receive his or her interest in each of his or her Accounts upon his or her death. Such designation shall be made on a form prescribed by and delivered to the Company. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

6.2 Failure to Designate Beneficiary. If a Participant shall fail to designate a
    --------------------------------
Beneficiary before his or her demise, or if no designated Beneficiary survives the Participant, the Committee shall direct the Company to pay the balance in each of his or her Accounts in one lump sum to the executor or administrator for his or her estate; provided, however, if no executor or administrator shall have been appointed, and actual notice of said death was given to the Committee within sixty (60) days after his or her death, and if his or her Account balances do not exceed Ten Thousand Dollars ($10,000), the Committee may direct the Company to pay his or her Account balances to such person or persons as the Committee determines, and the Committee may require such proof of right and/or identity of such person or persons as the Committee may deem appropriate or necessary.

                                   ARTICLE VII
                             FORFEITURES TO COMPANY
                             ----------------------

7.1 Distribution of Participant's Interest When Company is Unable to Locate
    -----------------------------------------------------------------------
Distributees. In case the Company is unable within three (3) years after payment
------------
is due to a Participant, or within three (3) years after payment is due to the Beneficiary or the estate of a deceased Participant, to make such payment to him or her or his or her Beneficiary, executor or administrator because it cannot ascertain his or her whereabouts or the identity or whereabouts of his or her Beneficiary, executor or administrator by mailing to the last known address shown on the Company's records, and neither he or she, his or her Beneficiary, nor his nor her executor or administrator has made written claim therefor before the expiration of the aforesaid time limit, then, in such case, the amount due shall be forfeited to the Company.

                                  ARTICLE VIII
                             MAINTENANCE OF ACCOUNTS
                             -----------------------

8.1 The Company shall keep, or cause to be kept, all such books of account, records and other data as may be necessary or advisable in its judgment for the administration of this Plan, and properly to reflect the affairs thereof, and to determine the nature and amount of the interests of the respective Participants in each Account.

The Company is not required to physically segregate any assets with respect to the Accounts under this Plan from any other assets of the Company and may commingle any such assets with any other moneys, securities and properties of any kind of the Company. Separate accounts or records for the respective Participants' interests shall be maintained for operational and accounting purposes, but no such account or record shall be considered as creating a lien of any nature whatsoever on or as segregating any of the assets with respect to the Accounts under this Plan from any other funds or property of the Company.

                                   ARTICLE IX
                      AMENDMENT AND TERMINATION OF THE PLAN
                      -------------------------------------

9.1 Amendment. The Board or Human Resources Committee of the Board may at any
    ---------
time amend the Plan in whole or in part, provided, however, that no amendment shall be effective to decrease or restrict the amount accrued (including earnings at the appropriate interest rate) in any Account to the date of such amendment. Notwithstanding anything in the preceding sentence to the contrary, the Committee shall have the power to amend the Plan to the extent authorized by
Section 2.2.

Upon a prospective amendment to reduce the formula for determining the future interest rate, 30 days' advance written notice shall be given to each Participant. Following such an amendment to reduce the formula for determining the future interest rate and the giving of notice to the Participant, the Participant may elect to (i) terminate an ongoing Deferral Commitment without penalty and/or (ii) receive an immediate lump sum payment of the balance of his or her Account(s), reduced by a penalty, which shall be forfeited to the Company, equal to six percent (6%) of the balance of such Account(s), in lieu of payments in accordance with the form previously elected by the Participant. However, the six percent (6%) penalty shall not apply if it would not have applied under Section 5.7(b). The Participant may make such an election by notifying the Committee in writing within sixty (60) days following receipt of notice of the amendment to reduce the interest rate.

9.2  Company's Right to Terminate. The Human Resources Committee of the Board
     ----------------------------
may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan or potential payments thereunder would not be in the best interests of the Company.

     (a) Partial Termination. The Board or Human Resources Committee of the
         -------------------
     Board may partially terminate the Plan by instructing the Committee not to accept any additional or ongoing Deferral Commitments. In the event of such a partial termination, the Plan shall continue to operate on the same terms and conditions and, unless the Board or Human Resources Committee of the Board instructs the Committee not to accept ongoing Deferral Commitments, shall be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

     (b) Complete Termination. The Board or Human Resources Committee of the
         --------------------
     Board may completely terminate the Plan. In the event of complete termination, the Plan shall cease to operate, and the Company shall pay out to each Participant (or the Beneficiary of a deceased Participant) his or her Accounts in either one lump sum payment or up to three (3) equal annual installments, at the Company's discretion, as if the Participant had terminated service as of the effective date of the complete termination. Interest shall continue to be paid on the balance in each Participant's Account(s) in accordance with Section 4.3.

                                    ARTICLE X
                             SPENDTHRIFT PROVISIONS
                             ----------------------

10.1 The Company shall, except as otherwise provided hereunder, pay all amounts payable hereunder only to the person or persons entitled thereto hereunder, and all such payments shall be made directly into the hands of each such person or persons and not into the hands of any other person or corporation whatsoever, so that said payments may not be liable for the debts, contracts or engagements of any such designated person or persons, or taken in execution by attachment or garnishment or by any other legal or equitable proceedings, nor shall any such designated person or persons have any right to alienate, arbitrate, execute, pledge, encumber, or assign any such payments or the benefits or proceeds thereof. If the person entitled to receive payment be a minor, or a person of unsound mind, whether or not adjudicated incompetent, the Company, upon direction of the Committee, may make such payments to such person or persons, corporation or corporations as may be, or be acting as, parent or legal or natural guardian of such infant or person of unsound mind. The signed receipt of such person or corporation shall be a full and complete discharge to the Company for any such payments.

                                   ARTICLE XI
                                  MISCELLANEOUS
                                  -------------

11.1 Right of Company to Replace Members of Board of Directors and Advisory
     ----------------------------------------------------------------------
Board; Obligations. Neither the action of the Company in establishing this Plan,
------------------
nor any provisions of this Plan, shall be construed as giving any member of the Board of Directors or Advisory Board of the Company the right to be retained in such capacity, or any right to payment whatsoever except to the extent of the benefits provided for by this Plan. The Company expressly reserves the right at any time to replace or fail to renominate any member of the Board of Directors or Advisory Board without any liability for any claim against the Company for any payment whatsoever except to the extent provided for in this Plan. The Company has no obligation to create any other or subsequent deferred compensation plan for members of the Board of Directors or Advisory Board.

11.2 Title to and Ownership of Assets Held for Accounts. Title to and ownership
     --------------------------------------------------
of all assets held for any Accounts shall be vested in the Company and shall constitute general assets of the Company.

11.3 Nature of Liability to Participants. Any and all payments required to be
     -----------------------------------
made by the Company to Participants in the Plan shall be general and unsecured liabilities of the Company.

11.4 Text of Plan to Control. The headings of the Articles and Sections are
     -----------------------
included solely for convenience of reference, and if there be any conflict between such headings and the text of this Plan, the text shall control.

This Plan document sets forth the complete terms of the Plan. In the event of any discrepancies or conflicts between this Plan document and any summary or other information regarding the Plan, the terms of this Plan document shall apply and control.

11.5 Law Governing and Severability. This Plan shall be construed, regulated and
     ------------------------------
administered under the laws of the Commonwealth of Pennsylvania.

If any provisions of this Plan shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of this Plan, and this Plan shall be deemed to be modified to the least extent possible to make it valid and enforceable in its entirety.

11.6 Name. This Plan may be referred to as the "Mellon Financial Corporation
     ----
1990 Elective Deferred Compensation Plan for Directors and Members of the Advisory Board".

11.7 Gender. The masculine gender shall include the feminine, and the singular
     ------
shall include the plural, except when the context expressly dictates otherwise.

11.8 Trust Fund. The Company shall be responsible for the payment of all
     ----------
benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustees as the Board or the Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by the Company.

IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed this 8/th/ day of March, effective as of January 1, 2002.
              ----


ATTEST:                                 MELLON FINANCIAL CORPORATION


/s/ Carl Krasik                         /s/ Lisa B. Peters
-----------------------------           ------------------
Carl Krasik                             Lisa B. Peters
Secretary                               Head of the
                                        Human Resources Department of
                                        Mellon Bank, N.A.